Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Large Company Growth Fund (the "Fund") was held on October 24, 1997, at the offices of Scudder, Stevens & Clark, Inc., Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------
         For               Against           Abstain           Broker Non-votes*
         ---               -------           -------           -----------------

      5,880,091            198,391           169,084                172,054

2.    To elect Trustees.

                                Number of Votes:
                                ----------------

               Trustee                          For                    Withheld
               -------                          ---                    --------

       Henry P. Becton, Jr.                 6,084,489                 163,077

       Dawn-Marie Driscoll                  6,074,203                 173,363

       Peter B. Freeman                     6,078,846                 168,720

       George M. Lovejoy, Jr.               6,077,990                 169,576

       Dr. Wesley W. Marple, Jr.            6,075,270                 172,296

       Daniel Pierce                        6,081,149                 166,417

       Kathryn L. Quirk                     6,078,235                 169,331

       Jean C. Tempel                       6,083,331                 164,235

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)

                                Number of Votes:
                                ----------------
         For               Against           Abstain           Broker Non-votes*
         ---               -------           -------           -----------------

      6,348,596            386,514            278,752               139,422

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.


                                Number of Votes:
                                ----------------
         For               Against           Abstain           Broker Non-votes*
         ---               -------           -------           -----------------

      6,424,302            303,062           286,498                139,422

5. To approve the revision of certain fundamental investment policies.


                                                                   Number of Votes:
                                                                   ----------------

                                                                                                 Broker
        Fundamental Policies                  For            Against           Abstain         Non-votes*
        --------------------                  ---            -------           -------         ----------

    5.1  Diversification                   5,550,329         282,759           242,424          172,054

    5.2  Borrowing                         5,532,774         300,395           242,343          172,054

    5.3  Senior securities                 5,546,264         284,771           244,477          172,054

    5.4  Concentration                     5,547,582         285,514           242,416          172,054

    5.5  Underwriting of securities        5,549,600         238,165           287,747          172,054

    5.6  Investment in real estate         5,542,541         245,560           287,411          172,054

    5.7  Purchase of physical              5,537,426         249,784           288,302          172,054
         commodities

    5.8  Lending                           5,545,934         241,677           287,901          172,054

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

           For                      Against                    Abstain
           ---                      -------                    -------

        5,909,213                   119,231                    219,122

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.